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                                                                    EXHIBIT 12.1



                       RATIO OF EARNINGS TO FIXED CHARGES

     The ratio of earnings to fixed charges for the three months ended March 31, 2000 is: 1.9 : 1

     For purposes of computing these ratios, earnings have been calculated by adding fixed charges (excluding capitalized interest) to income before extraordinary items. Fixed charges consist of interest costs, whether expensed or capitalized, preferred stock dividend requirements, the interest component of rental expense, if any, and amortization of debt discounts and issue costs, whether expensed or capitalized.


                CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                        THREE MONTHS ENDED MARCH 31, 2000
                          (DOLLAR AMOUNTS IN THOUSANDS)

EARNINGS:
Net income                                                            $27,249
Interest expense (including amortization of debt discount and
 issuing costs)                                                        22,573
Equity in loss of affiliate                                             5,276
Other adjustments                                                         105
                                                                      -------
                                                                      $55,203
                                                                      =======

FIXED CHARGES:

Interest expense (including amortization of debt discount and
 issuing costs)                                                       $22,573
Capitalized interest                                                      198
Preferred stock dividends                                               5,659
Other adjustments                                                         105
                                                                      -------
                                                                      $28,535
                                                                      =======


RATIO OF EARNINGS TO FIXED CHARGES                                        1.9

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